LEASE AGREEMENT BETWEEN

Ninth Avenue Equities

AND

Vertex Industries, Inc.

DATED: October 15, 1997

                          TABLE OF CONTENTS

                                                               PAGE

ARTICLE 1.      DEMISE AND PREMISES.....................        1

ARTICLE 2.      TERM....................................        1

ARTICLE 3.      RENT AND PAYMENT. ......................     	1

ARTICLE 4.      TAXES ANDIMPOSITIONS....................     	2

ARTICLE 5.      INSURANCE...............................        3

ARTICLE 6.      LIEN OF LANDLORD........................     	5

ARTICLE 7.      MECHANIC'S LIEN.........................	6

ARTICLE 8.      ALTERATIONS.............................        6

ARTICLE 9.      REPAIRS.................................        7

ARTICLE 10.     DEMISE TO PREMISES......................        8

ARTICLE 11.     EMINENT DOMAIN..........................        9

ARTICLE 12.     NOTICES.................................       10

ARTICLE 13.     MEMORANDUM OF LEASE.....................       10

ARTICLE 14.     USE.....................................       11

ARTICLE 15.     ASSIGNMENT, SUBLETTING,ETC..............       11

ARTICLE 16.     LANDLORD'S WARRANTY.....................       13

ARTICLE 17.     SUBORDINATION...........................       13

ARTICLE 18.     NON-LIABILITY OF LANDLORD...............       14

ARTICLE 19.     INDEMNIFICATION OF LANDLORD.............       14

ARTICLE 20.     DEFAULTS AND REMEDIES...................       14

ARTICLE 21.     BANKRUPTCY..............................       16

ARTICLE 22.     UTILITIES AND SERVICES..................       17

                              - a -

ARTICLE 23.     ACCESS TO PREMISES......................      18

ARTICLE 24.     SIGNS...................................      18

ARTICLE 25.     SECURITY DEPOSIT........................      18

ARTICLE 26.     PREMISES "AS-IS"........................      19

ARTICLE 27.     FINANCIAL STATEMENTS....................

ARTICLE 28.     ATTORNMENT..............................      20

ARTICLE 29.     GUARD SERVICE...........................

ARTICLE 30.     ELEVATOR................................

ARTICLE 31.     END OF TERM.............................      20

ARTICLE 32.     GENERAL PROVISIONS......................      20

ARTICLE 33.     DEFINITIONS.............................      24

ARTICLE 34.     PARKING.................................      24

ARTICLE 35.     SUBMISSION NOT BINDING..................      25

ARTICLE 36.     EDA, HUD, ETC..........................

ARTICLE 37.     COMPLIANCE WITH LAWS GENERALLY.........       25

ARTICLE 38.     LANDSCAPING............................       25

ARTICLE 39.     ENVIRONMENTAL COMPLIANCE...............       25

ARTICLE 40.     LANDLORDS ENVIRONMENTAL REPRESENTATION AND
                INDEMNITY................................     28

                              - b -

	THIS LEASE dated the 15th of October, 1997, between NINTH
AVENUE EQUITIES CO., INC.,  with offices at 72 Madison Avenue,
New York, New York 10016 (hereinafter designated as "Landlord")

and

	VERTEX INDUSTRIES, INC., with offices at 23 Carol Street,
Clifton, New Jersey 07014 (hereinafter designated "Tenant")

                            W I T N E S S T H

                                 ARTICLE I

                            DEMISE AND PREMISES

        Section 1.01.  Demise and Premises. Landlord
does hereby demise and lease to Tenant, and does hereby take and hire from Landlord, those premise described as follows: an approximate 39,600 square foot building located at 23 Carol Street, Clifton, New Jersey, more accurately described in Schedule A attached (the "Premises").

	TO HAVE AND TO HOLD for the term, as defined herein, and subject to the terms, covenants and conditions herein contained which each of the parties hereto expressly covenants and agrees to keep, perform and observe.

                                 ARTICLE II

                                   TERM

	Section 2.01.		Term.		The initial term of this
Lease (herein the Initial Term) shall be for a period of five (5) years commencing on June 1, 1998 and expiring on May 31, 2003.

	Section 2.02.		At the end of the Initial Term, Tenant
shall have an option to renew this Lease for an additional five (5) year Term (First Renewal Term) provided that the following conditions are satisfied:
(I) Tenant shall notify Landlord if its intentions to exercise its option to renew no later than twelve (12) months prior to expiration of the initial Term; and (ii) Tenant shall not be in default hereunder.

	Section 2.03.		Hereinafter the Initial Term, First
Renewal Term and all other renewals and extensions of this Lease are sometimes referred to as the Term.

                                ARTICLE III

                             RENT AND PAYMENT

        Section 3.01.           Basic Rent During Initial Term (Basic
Rent). Landlord reserves and Tenant covenants to pay to Landlord, without demand or notice, and without any set-off or deduction, a net basic rental (herein the Basic Rent of:


        (a) For the period June 1, 1998 - May 31, 2001 Basic Rent shall be ONE HUNDRED SIXTY-FOUR THOUSAND, THREE HUNDRED AND FORTY
($164,340.00) DOLLARS payable in equal monthly installments of THIRTEEN THOUSAND, SIX HUNDRED AND NINETY FIVE ($13,695.00) DOLLARS.

	(B)	For the period of June 1, 2001 - May 31, 2003 annual
Basic Rent shall be ONE HUNDRED SEVENTY THOUSAND, TWO HUNDRED AND EIGHTY ($170,280.00) DOLLARS payable in equal monthly installments of FOURTEEN THOUSAND, ONE HUNDRED AND NINETY ($14,190.00) DOLLARS.

	Section 3.02.		Basic Rent During the Renewal Term.
Commencing on the first day of the month of the first year of the First Renewal Term, June 1, 2003, and for the balance of the First Renewal Term, through May 31, 2008, all terms and conditions of this Lease shall remain in full force and effect, except that the annual Basic Rent shall be ONE
HUNDRED NINETY THOUSAND AND EIGHTY ($190,080.00) DOLLARS payable in equal monthly installments of FIFTEEN THOUSAND, EIGHT HUNDRED AND FORTY ($15,840.00) DOLLARS.

        Section 3.03.   Payment of Rent.  The Basic Rent and
all additional rents and monies payable to Landlord under this Lease shall be paid at the above address of Landlord or at such other address as may be specified by Landlord from time to time by notice given to Tenant.
Said rent shall be due and payable on or before the first (1st) of each and every month during the entire Term of this Lease Agreement.

	Additional rentals required by the Lease shall be paid by Tenant, at the Landlord's option, in monthly installments in such amounts as are estimated and billed by Landlord at the beginning of a twelve
(12) month period commencing and ending on dates designated by Landlord, each such installment being due on the first (1st) day of each month. Once the actual bills are determined, any overcharge or undercharge shall be adjusted between Landlord and Tenant.
Tenant shall be entitled to copies of all actual bills utilized by Landlord for such adjustment.

                               ARTICLE IV

                          TAXES AND IMPOSITIONS

	Section 4.01.		Real Estate Taxes and Impositions.	(a)
As additional rent hereunder, Tenant shall reimburse Landlord upon demand or in accordance with Section 4.03 hereinbelow, at the Landlords option, one hundred (100%) percent of the Real Property Taxes (as defined hereinbelow) and assessments (whether special, for improvements or otherwise) levied and assessed against the land and building owned by the Landlord of which the Premises form a part, subject to below.

        Section 4.02.           Definition.     The term Real Property
Taxes means all real property taxes currently in existence on the land and buildings of which the Premise are part, together with any and all taxes or imposts which may at some future time be levied by any governmental entity in total or partial substitution for current real property taxes, including, without limiting the generality thereof, personal property taxes, rental gross receipt taxes, leasehold improvement taxes, use and occupancy taxes and excise taxes.

	Section 4.03.		Apportionment During First and Last Year
Term.	The amount of Real Property Taxes and assessments payable by Tenant during any partial calendar year during the Term shall be apportioned between Landlord and Tenant in accordance with the portion of the calendar year within the Term.

        Section 4.04. Tax Appeals. Either party shall have the right to initiate a appeal of the Real Property Taxes during the term of this Lease. The party who initiates the appeal of the Real Property Taxes shall be solely responsible for all costs, expenses and legal fees unless Landlord and Tenant agree otherwise with respect to a particular tax appeal.
During the pendency of any tax appeal, Tenant shall continue to pay Real Property Taxes at the existing rate in accordance with this Lease. Any subsequent tax reduction shall be credited by Landlord against the Real Property Taxes owed by Tenant during the year in which the refund or credit is received by Landlord from the municipality.

                                   ARTICLE V
                                   INSURANCE
      	Section 5.01 (a)	Fire Insurance		The Landlord will
procure and maintain and pay the premiums for fire insurance, including complete extended coverage, vandalism, malicious mischief and rent insurance (at least equal to one year's Basic Rent and additional rent) insuring the entire building of which the Premises form a part. Said insurance shall insure for full replacement value without allowance for depreciation.
Tenant shall for the period of the Term of this Lease, repay to the Landlord as additional rent, the premiums as they become due and payable for said insurance.

	Landlord shall have the right to obtain this fire insurance with a deductible amount not to exceed Five Thousand ($5,000.00) Dollars.

	The Tenant hereby agrees to pay the Landlord this deductible amount as additional rent for any fire or other occurrence covered by this fire insurance which occurs within Tenants Premises.

	If, prior to the end of any policy period, Tenant submits to Landlord a quote from an insurance company with the same or better rating and the same coverage as Landlords company and at a lower cost than Landlords insurance, for all of the insurance provided for in this 5.01 (a), Landlord agrees to either procure the insurance from the insurance company proposed by Tenant or pay the extra cost of insurance through Landlord's insurance company, provided that such insurance shall conform to all other applicable provisions of this Article V.

        (b) Other Insurance Tenant shall at Tenant's sole cost and expense but for the mutual benefit and protection of Landlord and Tenant, with Landlord named a Named Insured or Additional Insured as applicable, maintain:

          (1) General Public Liability Insurance against claims for bodily injury or death or property damage occurring upon, in or about the Premises or the elevators or any escalator therein and on, in or about the adjoining streets, sidewalks and passageways, such insurance to afford protection to the combined single limit of not less than Two Million Five Hundred Thousand ($2,500,000.00) Dollars per occurrence. Tenant is to provide an Occurrence Policy. A Clams Made form is not acceptable.

          (2) Such other insurance against loss or damage to Landlord's property as is usual and customary for the protection of lease premises of this character, or as Landlord may deem from time to time prudent and reasonable in view of new risks or changed conditions.

          (3) In the event, at any future time, policies with higher limitations shall be reasonably necessary to protect Landlord and/or Landlords mortgagee, Tenant shall, at the request of Landlord, provide insurance as above with such higher limitations.

All insurance procured by the Tenant shall be effected under valid and enforceable policies issued by insurers of recognized responsibility, admitted to write policies of the type required in the State in which the Premises is located and acceptable to the Landlord.

                  Upon the execution of this Lease, and, thereafter not less than fifteen (15) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, originals of the policies (or duplicates thereof issued by the respective insurers) shall be delivered promptly by Tenant to Landlord, and if Landlord so requires to the holder of any mortgage. The policies shall provide for thirty (30) days notice of cancellation to Landlord. Tenant shall not have a Self-Insured Retention (S.I.R.) or deductible amount on any insurance policy, nor shall Tenant be self-insured unless approved in writing by the Landlord prior to the effective date of this Lease or the effective date of said policy, whichever is later. This approval, if granted, shall not be automatically extended to renewal or later policies. Tenant shall request approval for each renewal or new policy.

			All policies of insurance provided for herein and any policies procured by Landlord shall name Landlord and Tenant as the Insured as their respective interests may appear. Subject to the limitations hereinafter in this paragraph set forth, such policies excepting the policies provided for in subparagraph (1) of paragraph (b) of this Article, shall be adjusted and paid to Landlord.

                        All such policies therefore issued by the Tenants insurers shall cover any increased risks as a result of construction, repairs, alterations and additions to the Premises and shall contain an agreement by such insurers that such policies shall not be canceled without at least thirty
(30) days prior to written notice to Landlord and to any holder of a mortgage to whom loss thereunder may be payable. All such policies of insurance shall provide that any loss shall be payable to Landlord or the holder of any mortgage notwithstanding any act of negligence of Tenant which might otherwise result in forfeiture of said insurance.

             Nothing in this Article shall prevent Tenant from taking out insurance of the kind provided for hereunder under a blanket insurance policy or policies which cover other personal and real property owned or operated by Tenant as well as the buildings on the Premises, the building equipment and appurtenances, nor from including any insurance provided in paragraph (b) hereof under a blanket policy or policies maintained by Tenant with respect to other properties owned or operated by it, provided, however, that (1) any policy of blanket insurance hereunder shall be no less than that which would have been afforded under a separate policy or that which would have been afforded under a separate policy or policies relating only to the demised premises.
In the event that insurance is in blanket form, Tenant shall promptly provide Landlord suitable policies or, if Landlord finds acceptable, certificates from the insurer to evidence coverage of the Landlord. Any such certificates shall clearly show any underlying Self-Insured Retention (S.I.R.) or deductible amount applicable to the policy, which shall not exceed the amount to which prior approval of the Landlord has been given.

        Section 5.02. Right of Termination. If Landlord shall be unable to procure fire and extended coverage insurance because of Tenant's use of the Premises, Landlord shall have the right to terminate this Lease upon written notice to Tenant specifying the reason for such termination, and the rent shall be adjusted between the parties hereto as of the date of termination specified in such notice.

        Section 5.03. Waiver of Subrogation. Landlord hereby release Tenant from liability for damage or destruction to the land and buildings of which the Premises are part, and Tenant hereby releases Landlord for liability for damage or destruction to any of its personal property or leasehold improvements, provided, however, that such releases shall be in force and effect only in respect of damage or destruction covered by standard policies of fire insurance with extended coverage (as maintained by the Tenant or Landlord pursuant to this Lease), and such waivers shall be in effect solely to the extent of proceeds under any said policy. Tenant and Landlord shall each cause any policies of insurance maintained by it with respect to the Premises and the personal property contained therein or appurtenant thereto and with respect to the building of which the Premises form a part. To contain a waiver by the insurers of any rights of subrogation.

                                  ARTICLE VI

                               LIEN OF LANDLORD

        Section 6.01. Lien of Landlord. Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all property of Tenant in or upon the Premises, except for property owned by others which may be held by the Tenant of located upon the Premises, to secure payment of the rent and performance of the covenants and conditions of this Lease. Such lien is agreed to constitute a security interest and this lease a security agreement within the meaning of Article 9 of the Uniform Commercial Code of New Jersey (N.J.S.A. 12A: 9-101 et seq.) (the USS), filed with appropriate governmental agencies as evidence thereof, together with continuation thereto.

	Section 6.02.		Enforcement of Lien Rights.		Upon
default by Tenant
beyond any grace period to cure same, Landlord shall have all rights of a secured party under the USS, to take possession of any furniture, fixtures or other personal property of Tenant found in or about the Premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under the Lease. Tenant agrees to pay, as additional rent, all reasonable attorneys' fees and other expenses incurred by Landlord in enforcing its lien given above.

	Section 6.03.		Exceptions to Contractual Lien:
Subordination.       Notwithstanding
anything in Section 6 to the contrary, Landlord recognizes that Tenant's business involves use of the Premises for warehouse and distribution of property of others. In no event shall Landlord enforce its lien in the manner that would result in the impound, delay, hindrance or stoppage of the removal of such goods and materials of others from the Premises after termination of the Lease and entry of judgement for possession. In addition, Landlord agrees to enter into a conditional lien

- 5 -
waiver agreement with Tenant's lender (provided that Landlord has been given written notice from Tenant and a request for such an agreement) which shall provide in substance that Landlord shall not exercise its lien against Tenant's equipment or inventory in the Premise provided that upon fifteen (15) days notice from Landlord to such lender of a lease default by Tenant such lender shall pay all base and additional rent due under the Lease from the end of such fifteen (15) day period until the end of the calendar month after such time as all such Tenant property has been removed from the Premises and all damage from such removal has been repaired.

                              ARTICLE VII

MECHANIC'S LIEN

        Section 7.01.           Mechanic's Lien Prohibited.
	Tenant shall not suffer any
mechanic's notice of intention or lien claim to be filed against the Premises by reason of work, labor, services or materials performed for or furnished to Tenant or to anyone holding the Premises, or any part thereof, through or under Tenant.

        Section 7.02.           Landlord's Remedy for Tenant's Breach.
	If Tenant shall fail to
remove or discharge any aforesaid mechanic's notice of intention or lien claim within fourteen (14) days after notice of knowledge of the filing of same, then in addition to all other rights of Landlord hereunder or by law upon a default by Tenant, Landlord may, at its option, procure the removal or discharge of same.
Any amount paid by Landlord for such purpose, including all reasonable attorneys' fees and other expenses therefore, together with interest thereon at the Lease Interest Rate (as hereinafter defined), shall become due and payable by Tenant to Landlord as additional rent, and in the event of Tenant's failure to pay therefore within fifteen (15) days after demand, the same shall be added to and be due and payable with the next months rent.

                                ARTICLE VIII

ALTERATIONS

	Section 8.01.		Alterations.		Tenant shall make no
changes in or to the
Premises without Landlord's prior written consent, which, as to non-structural changes only, shall not be unreasonably withheld. Subject to the prior written consent of Landlord, and to the provisions of this Article, Tenant may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the Premises by using contractors or mechanics first approved in writing by Landlord. All fixtures, all electrical items and all panelling, partitions, railings and like installations installed in the Premises at any time, either by Tenant or Landlord on Tenant's behalf, shall; become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant no later than thirty (30) days prior to the date fixed as the termination of this Lease or before sixty (60) days after the expiration of this Lease, elects to have them removed by Tenant, in which event the same shall be removed from the Premises by Tenant forthwith. Nothing in this Article shall be construed to prevent Tenant's removal of trade fixtures, but upon removal of any such trade fixtures from the Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense repair and restore the Premises to the condition existing prior to installation, and shall repair any damage to the Premises or the building due to such removal. All property permitted or required to be

- 6 -

removed by Tenant at the end of the Term remaining in the Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense, which right of Landlord shall survive expiration of this Lease. Tenant shall, before making any alterations, additions, installations or improvements, obtain all permits, approvals, and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall promptly deliver duplicates of all such permits, approvals and certificates to Landlord; and Tenant agrees to carry such Workmen's Compensation, General Liability, Personal and Property Damage Insurance as Landlord may reasonably require. Tenant agrees to obtain and deliver to Landlord, written and unconditional waivers of mechanic's lien upon the real property in which the Premises are located, for all work, labor and services to be performed and materials to be furnished in connection with such work, signed by all contractors, sub-contractors, materially and laborers to become involved in such work. The work shall be done in a good and workman-like manner and in compliance with all applicable laws, ordinances, codes, governmental rules, regulations and requirements, and in accordance with the standards, if any, of the Board of Fire Underwriters, or other organizations exercising the functions of a board of fire underwriters the jurisdiction of which includes the Premises.

                              ARTICLE IX

REPAIRS

Section 9.01.		Repairs.	Landlord shall at its sole cost,
upon reasonable written notice
from Tenant, make the necessary structural repairs and replacements to the exterior walls, and any load bearing interior walls and shall keep in good order, condition, and repair the exterior foundations, and roof and roof membrane of the building containing the Premises (such obligation not to include all windows, and all operating parts such as overhead ducts or fans or skylights). Except for the above and for what may otherwise be specifically provided for in this Lease, Tenant shall be responsible for all maintenance, repairs and replacements of and to the Premises, including but not limited to the following responsibilities: Tenant shall take good care of and maintain on a regular basis the Premises and the fixtures, appurtenances and systems in or affecting the Premises (including but not limited to plumbing, sewers, roof, gutters, downspout, doors, painting, windows, electrical, heating, sprinkler and air conditioning, if any) and shall make all repairs thereto or replace as and when needed to preserve them in good working order and condition, and shall maintain the Premises in a clean, neat condition. Tenant shall not permit or suffer the Premises to fall to such low temperature as would cause freezing of the water lines or sprinkler servicing the Premises; and, in default hereof, Tenant shall promptly effect and pay for all repairs the need for which shall arise from such freezing, and shall hold Landlord harmless from any loss, damage or liability caused by or arising out of such freezing. Notwithstanding anything above to the contrary, all damage or injury to the Premises or to any other part of said building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, its servants, employees, invitee or licensees, shall be repaired promptly by Tenant at its sole cost and expense, to the reasonable satisfaction of Landlord and in accordance with
Section 8.01 hereinabove. Tenant shall also repair all damage to the Premises and to the building of which the Premises are part, caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class at least equal to the original work or construction. Any repair which Tenant is obligated to make hereunder may be made by Landlord, at Landlord's sole

- 7 -
option, subject to reasonable prior notice to Tenant in any non-emergency situation (in which event
Landlord shall not be liable for any injury to persons, damage to property or loss of business arising out of the make of such repairs) but at the sole expense of Tenant, and the expenses thereof incurred by Landlord
(together with interest at the Lease Interest Rate, as hereinafter defined) shall be collectible as additional rent with ten (10) days of demand therefore. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making or failing to make by Landlord, Tenant or others, of any repairs, alterations, additions, or improvements in or to the fixtures, appurtenances or equipment thereof.

	If any unauthorized roof openings or penetrations are made by Tenant without the knowledge and prior consent of the Landlord and such action by the Tenant voids any existing roof guarantee, warranty or bond, the Tenant shall be responsible for assuming the cost of work which would have been covered by the voided guarantee, warranty or bond, as additional rent. If the length of the voided guarantee, warranty or bond period exceeds the remaining Term of the Lease, the Tenant shall pay to Landlord as additional rent an amount Landlord estimates will be required for the portion of the period which is subsequent to the scheduled date of termination of this Lease.

	Section 9.02.		Emergency Repairs.		If in an
emergency it shall become
necessary to make immediate repairs or replacements required to be made by Tenant and the Tenant shall not have commenced with reasonable diligence to make such repairs or replacements, the Landlord, subject to notice, if any, as may be reasonable under the circumstances may re-enter the Premises and proceed forthwith to have such repairs or replacements made. The Tenant agrees to pay to the Landlord the cost of such repairs upon demand, plus a five (5%) percent management fee.

        Landlord shall not unreasonably interfere with Tenants business in the event Landlord re-enters the Premises.

                                ARTICLE X

DAMAGE TO PREMISES

	Section 10.01.		Notice.		If the Premises or any
part thereof shall be damaged
by fire or other casualty, Tenant shall give immediate notice thereof to Landlord, and this Lease shall continue in full force and effect except as hereinafter set forth.

	Section 10.02.		Partial Damage.	Subject to Section
10.03, hereinbelow if the
Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by Landlord with all reasonable expedition, subject to delays due to adjustment of insurance.

	Section 10.03.		Substantial Damage.	If the Premises
are substantially
damaged (being defined as more that 30% damage) or rendered wholly unusable or (whether or not the Premises are damaged in whole or in part) if the building of which the Premises are part shall be so damaged as, in Landlord's reasonable judgement, practically to require demolition or rebuilding thereof, then, in any of such events, either party may elect to terminate this Lease by written notice to the other party given within sixty (60) days after such fire or casualty specifying a

- 8 -
date of the expiration of this Lease, which date shall not be more than thirty (30) days after the giving of such notice, and upon the date specified in such notice the Term shall expire as fully and completely as if such date were the date set forth above for the expiration of this Lease, and Tenant shall forthwith quit, surrender and vacate the Premises, without prejudice, however, to Landlord's rights and remedies against
Tenant under provisions of this Lease in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord or Tenant shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond
Landlord's control, and this Lease shall continue in full force and effect. It is understood that there shall be a pro rata abatement for rent for any period of time during which the Premises shall be in a damaged condition, whether or not the Premises shall be partially or wholly unusable.

Section 10.04           Tenant Property.                Tenant
acknowledges that Landlord
will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace same.

	Section 10.05.		Mortgages.		It is understood and
agreed that the
provisions of this Article X are subject to the rights of mortgagees of Landlords interest in the land and buildings of which the Premises are part.

                                 ARTICLE XI

EMINENT DOMAIN

	Section 11.01		Total Taking.		In the event that
any public authority or
agency holding the power of eminent domain under applicable law shall at any time during the Term condemn, or acquire title in lieu of condemnation to, all or substantially all of the Premises, this Lease shall terminate and expire as of the date upon which title shall vest in such authority, and Tenant shall pay rent only to the time of such vesting of title.

	Section 11.02.		Partial Taking.		If there shall
be only a partial taking or
condemnation as aforesaid totalling one-third (1/3) or less of the building of which the Premises are part and which shall not substantially prevent Tenant's use of the Premises for purposes of its business, this lease shall thereafter continue as to untaken part and Tenant shall be entitled to a reduction in the Basic
Rent and additional rental in such proportion as Landlord shall reasonably deem fair and equitable.

	Section 11.03.		Restoration by Landlord.	If there shall
be partial taking and
this Lease shall continue as to the remaining part of the Premises, Landlord, at its own expense and as promptly as practicable, shall restore such remaining part as nearly as may be practicable to its former condition, but only upon receipt of and to the extent of, the condemnation award made on account of such partial taking.

	Section 11.04.		Award to Landlord.		Landlord
reserves the exclusive right
to negotiate with the condemning authority with respect to any proposed condemnation award, and all damages and compensation paid for the taking under the power of eminent domain, whether for the whole or a part of the Premises and whether by agreement or award, shall belong to and be the property of Landlord. Tenant hereby releases and disclaims any interest or right whatsoever in the award or compensation offered or paid by the condemning authority to the Landlord for the loss of the fee. There is expressly excluded from any right of compensation to the Tenant, and the Tenant expressly waives, any claims against the condemning authority for diminution in the value of the leasehold.

	Section 11.05.		Awards Pursuant to Relocation Assistance
Act.
Notwithstanding the provisions of Section 11.04, there is expressly reserved to Tenant the right to recover against the condemning authority for its actual reasonable expenses in moving its business from the Premises and its actual direct losses in tangible personal property by virtue of the taking, all as contemplated in the Relocation Assistance Act (R.S. 20:4-1 et seq.), and the rules and regulations adopted thereunder.

	Section 11.06		Notice to Tenant.	Landlord shall give
prompt notice to Tenant
of any eminent domain proceedings with respect to the Premises.


                              ARTICLE XII

NOTICES

	Section 12.01		Notices.		No notice, request,
consent, approval,
waiver or other communication under this Lease shall be effective unless the same is in writing, and delivered by hand or mailed by certified mail, postage prepaid, or mailed by recognized overnight courier service, addressed:

		(a)	If to the Landlord, to the address designated as
the Landlord's address, or such
other as Landlord may from time to time designate:

		(b)	If to the Tenant, to its address as stated in
Article First of this Agreement, or to
such other person or address as Tenant may from time to time designate.

	Section 12.02.	Delivery.

               All notices hereunder shall be effective upon receipt or refusal.

                                  ARTICLE XIII

MEMORANDUM OF LEASE

	Section 13.01.		Memorandum of Lease.		Tenant
shall not record this
Lease, but if either party should desire to record a short form of Memorandum of Lease setting forth only the parties, the Premises and the Term, such Memorandum of Lease shall be executed, acknowledged and delivered by both parties upon notice from either party.

- 10 -
                                   ARTICLE XIV

USE

	Section 14.01.		Use.
             The Premises shall be used and occupied by Tenant for manufacturing and warehousing of scales, balances and electronic devices, distribution and finishing of packaging products including the storage of raw materials and finished products and outdoor truck parking in connection therewith, and for no other purpose. Tenant's use of the Premises shall be in compliance with all applicable governmental laws, rules and regulations and ordinances, and other applicable codes including but not limited to the requirements of the Occupational Safety and Health Administration and of any board of fire underwriters or like organization having jurisdiction over Premises. Tenant shall obtain its own certificate of occupancy other certificates or permits required for the lawful occupancy of the Premises. If the Premises are in violation of any building, fire or similar code, regulation or requirement arising out of Tenant's particular use of the Premises or Tenant's failure to comply with any duty or obligation under this Lease, Tenant shall be responsible for compliance therewith, at its sole cost and expense. If the Premises are in violation of any building, fire or similar code, regulation or requirement pertaining to buildings generally of the type and size of the Premises, Landlord shall be responsible for compliance therewith at its sole cost and expense. However, Landlord's responsibility shall be limited to any such violation existing on the Commencement Date of this Lease. Any future violation shall be Tenant's sole responsibility. Tenant shall not store, warehouse, handle or in any other way use highly flammable material, red label items, toxic items, corrosives, poisons and oxidizers or other hazardous substances anywhere on the Premises. The standard Industrial Classification Code for Tenant's primary use of the Premises is SIC# 3998.

        Neither Tenant's use of the Premises nor Tenant's SIC# shall be changed without Landlord's prior consent which shall not be unreasonably withheld. Landlord may reasonably withhold such consent for good cause, including, without limitation, any of the following reasons, in Landlord's judgement:

		(a)	increased likelihood of environmental regulation
or contamination, including
applicability of the New Jersey Industrial Site Recovery Act, or

		(b)	increased likelihood of additional wear and tear
or damage to the Premises, or increased risk of fire or explosion, or

		(d)	increased governmental requirements or regulations
(other than environmental).

                              ARTICLE XV

ASSIGNMENT, SUBLETTING, ETC.

	Section 15.01.		Assignment, Subletting, etc.		(a)
Tenant shall not sell,
assign, mortgage, pledge, or, in any manner, transfer or encumber this Lease or any estate or


- 11 -
interest hereunder, or sublet the Premises or any part thereof, without the previous written consent of Landlord, which consent shall not be unreasonably withheld, provided, however the consent of Landlord shall not be required in connection with sublet of a portion of the Premises to corporate affiliates of Tenant
(being defined as an entity which is at least fifty (50%) percent owned by or under common ownership with Tenant) having substantially the same use and the same SIC Code as Tenant (or such other SIC Code as shall not, in Landlord's reasonable opinion, subject the Premises to ISRA or increase the likelihood of other environmental regulation or contamination, increased fire insurance rates, or increased wear, tear or damage to the Premises). In any of the event aforesaid, Tenant nevertheless shall remain primarily liable for the payment of the Basic Rent and all additional rents, and for the performance of Tenant's other covenants and obligations hereunder. No consent to any assignment of this Lease or subletting of any or all of the Premises shall be deemed or be construed as a consent by Landlord to any further or additional assignment or subletting.

		(b)	In the event of any assignment of this Lease, the
assignee shall assume, by
written recordable instrument reasonably satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease. No assignment shall be valid or effective in the absence of such assumption.
A true copy of such assignment and the original assumption agreement shall be delivered to Landlord within thirty (30) days of the effective date of such assignment.
If Tenant request Landlord's consent to
an assignment or subletting, Tenant shall pay to or on behalf of Landlord any expense, including
Landlord's attorneys' fees, incurred by Landlord in connection with said request.

	Section 15.02.		Transfer of Controlling Interest.
        Any transfer of a controlling
interest of the assets or capital stock of the Tenant shall be deemed an assignment requiring Landlord's prior approval, which shall not be unreasonably withheld, so long as (a) the use and SIC Code of the Premises by the successor is substantially the same as Tenant's use, (b) the successor is at least as financially sound as Tenant in Landlord's reasonable discretion, and the successor complies with the requirements of Section 15.01 (b) above.

	Section 15.03		Recapture of Premises.
        If at any time during the
Term, Tenant shall have received a bona fide offer from a prospective sub-tenant of the Premises with respect to proposed occupancy as sub-tenant of all or a portion of the Premises, Tenant shall furnish a copy of such offer to Landlord. In addition to the right to exercise reasonable consent with respect to the proposed sub-tenancy, Landlord shall have the right, by written notice given to Tenant within ten (10) days of Landlord's receipt of the copy of such offer, to agree to accept the proposed sub-tenant as a direct tenant of Landlord. In the event that (I) Landlord shall have given timely notice as aforesaid to Tenant, (ii)
Landlord and the prospective sub-tenant shall have entered into a written agreement for direct tenancy by such sub-tenant and (iii) such sub-tenant shall have entered into occupancy of the Premises and commenced direct payment of rent to Landlord, then automatically upon the occurrence of all three such events, Landlord and Tenant hereunder shall be and become released from any further obligation under the Lease as to the portion of the Premises subject to the sublet (if the sublet is for less than the entire
Premises), and the Lease between Landlord and Tenant hereunder shall be deemed terminated and of no further force and effect (rental to be adjusted a of the date of termination) as to space. If Landlord shall not have given notice to Tenant within the said ten (10) day period, Landlord shall be deemed to have waived is right to effect a direct tenancy with the proposed sub-tenant.

It is understood and agreed that neither party hereto shall be released from its obligations to the other party unless and until

- 12 -
Landlord shall have been released from their obligations under the Lease, the Lease shall remain in full force and effect and shall continue to be binding upon Landlord and Tenant. This section 15.03 shall not apply to sublets to corporate affiliates of Tenant, as defined in
Section 15.01 (a) above.

                              ARTICLE XVI

LANDLORD'S WARRANTY

	Section 16.01.		Warranty.
                Landlord warrants that it has the right to execute this Lease, and covenants that there are no covenants, easements, restrictions or liens which would adversely affect Tenant's use of the Premises for the purposes permitted hereunder. Notwithstanding the above, if Landlord shall be unable to give possession of the Premises on the date of commencement of the Term, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or for any other reason not within Landlord's control, then., and in any of such events, Landlord shall not be subject to any liability for failure to give possession on said date, and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Term, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the Premises are substantially ready for Tenant's occupancy.



                              ARTICLE XVII

SUBORDINATION

	Section 17.01.		Subordination to Mortgages.
        This Lease is hereby made
and shall be subject and subordinate to all mortgages which may now or hereafter affect the Premises, and to all renewals, modifications, consolidations, replacement or extensions there. Landlord will obtain a non-disturbance/attornment agreement from its current and any future mortgage of the Premises, if any, on such mortgagee's usual form.

        Section 17.02.          Tenants Certificate.
	Notwithstanding the automatic
applicability, as to all current and future mortgages, of the subordination of this Lease, Tenant shall, upon request of Landlord, execute any instrument which may be deemed necessary or desirable by Landlord to confirm such subordination or as otherwise required for mortgage financing or sale of the Premises including but not limited to, estoppel certificates executed and acknowledged to any mortgages or purchaser, or any proposed mortgage lender or purchaser, including but not limited to certifications that this Lease is in full force and effect or, if not, in what respect it is not; that this Lease has not been modified, or the extent to which it has been modified; and that there are not existing defaults hereunder to the best of Tenant's knowledge, or specifying the defaults, if any. If Tenant fails to respond after due notice within seven (7) days, it shall automatically constitute affirmation of the items contained in the estoppel statement.

- 13 -
                                ARTICLE XVIII

NON-LIABILITY OF LANDLORD

	Section 18.01.		Non-Liability of Landlord.
	Landlord shall not be
responsible or liable to Tenant for any loss, damage or injury to person or property that may be occasioned by the acts or omissions of Landlord or of persons occupying any space adjacent to or adjoining the Premises, or any part thereof, including, not in limitation of the foregoing, loss, damage or injury resulting to Tenant or to any other person, from water, gas, steam, fire or the bursting, stoppage, or leakage of sewer pipes, except for acts resulting from the gross negligence or willful misconduct of Landlord. The provisions hereof are not intended to abrogate the provisions of
Section 5.05 hereinabove (Waiver of
Subrogation).

                                ARTICLE XIX

INDEMNIFICATION OF LANDLORD

	Section 19.01.		Indemnification of Landlord.
	Tenant agrees to indemnify
and save Landlord harmless from and against all liability and all loss, cost and expense, including reasonable attorneys' fees and costs, arising out of the operation, maintenance, management and control of the Premises or in connection with (a) any injury or damage whatsoever caused it or by any person, including Tenant, its employees, contractors or agents, or to property, including Tenant's property, arising out of any occurrence on the Premises; (b) any breach of this Lease by Tenant; any act or omission of Tenant or of any person on the Premises, occurring in, on or about the Premises; (d) any contest or proceeding brought by Tenant as may be provided for herein, except with respect to liability resulting from the gross negligence or willful misconduct of Landlord. The provisions hereof are not intended to abrogate the provisions of Section 5.05 hereinabove (Waiver of Subrogation). In the event that either party breaches the Lease, in addition to its rights under this Lease, either party shall have the right to recover reasonable attorneys fees.


                                ARTICLE XX

DEFAULTS AND REMEDIES

        Section 20.01.          Tenants Default.

        If Tenant (a) fails to make any
payment of Basic Rent of any additional rent or sum herein reserved, within three (3) days following the due date thereof (provided, however, that Tenant shall be entitled to an additional two (2) day grace period for any such payment of rent, not more frequently then twice in any calendar year), and tenant fails to cure such non-payment within five (5) days of receipt of notice from the landlord of tenant's failure to pay, or
(b) if Tenant defaults in compliance with any of the other covenants or conditions of this Lease and fails to cure such default, other than the payment of Basic Rent or any additional rent or sum herein reserved, within ten (10) days after the receipt of notice specifying the default, then at the expiration of said ten (10) days (provided, however, that if such breach of other covenant or condition cannot reasonably be cured within such ten (10) day period, Tenant shall be afforded a reasonable time thereafter to complete such cure, in no event exceeding sixty (60) days, provided that Tenant commence the cure within such ten 10 days and

- 14 -
diligently and continuously proceeds to complete such cure), Landlord may (a) cancel and terminate this Lease upon written notice to Tenant (whereupon the Term shall terminate and expire, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided); and/or
(b) at any time thereafter re-enter and resume possession of the Premises as if this Lease had not been made, Tenant hereby waiving the service of any notice of intention to re-enter or to institute legal proceedings to that end.

	Section 20.02.		Re-Entry by Landlord.	If this Lease
shall be terminated or if Landlord shall be entitled to re-enter the Premises and dispossess or remove Tenant under the provisions of
Section 20.01 (either or both of which events are hereinafter referred to as a Termination), Landlord and Landlord's agents or servants may immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees and any sub-tenants and other persons, firms or corporations, and all or any of its or their property therefrom, either by summary dispossess proceedings or damages therefore, and may repossess and enjoy the Premises, including all additions, alterations and improvements thereto.

        Section 20.03.   Effect of Termination.
        In case of Termination, the Basic Rent and all other charges required to be paid by Tenant hereunder shall thereupon become due and shall be paid by Tenant up to the time of the Termination, and Tenant shall also pay to Landlord all reasonable expenses which Landlord may then or thereafter incur as a result of or arising out of a Termination, including but not limited to court costs, reasonable attorneys' fees, brokerage commissions and cost of terminating the tenancy of Tenant, re-entering, dispossessing or otherwise removing Tenant, and restoring the Premises to good order and condition, and from time to time altering the otherwise preparing the same for reletting. Upon a Termination, Landlord may, at any time and from time to time, re-let the Premises, in whole or in part, either in its own name or as Tenant's agent, for a term or terms which, at Landlord's option, may be for the remainder of the then current Term, or for any longer or shorter period.

	Section 20.04.		Damages.		In addition to the
payments required by Section 20.03 hereinabove, Tenant shall be obligated to, and shall, pay to Landlord upon demand and at Landlords option:

	(a)	Liquidated damages in an amount which, at the time of
the Termination, is equal to
the excess, if any, of the then present amount of the installments of Basic Rent reserved hereunder, for the period which would otherwise have constituted the unexpired portion of the then current Term, over the then present rental value of the Premises for such unexpired portion of the then current Term; or

	(b)	Damages (payable in monthly installments), in advance,
on the first day of each calendar
month following the Termination, and continuing until the date originally fixed herein for the expiration of the then current Term in amounts equal to the excess, if any, of the sums of the aggregate expenses paid by Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by Tenant, plus an amount equal to the installment of Basic Rent which would have been payable by Tenant hereunder in respect to such calendar month, had this Lease not been terminated, over the sum of rents, if any, collected by or accruing to Landlord in respect to such calendar month pursuant to a re-letting or to any holding over by any sub-tenants of Tenant.

- 15 -
        Section 20.05.          No Obligation to Re-Let.    Landlord
shall in no event be liable for failure to re-let the Premises, or in the event that the Premises are re-let, for failure to collect rent due under such re-letting; and in no event shall Tenant be entitled to receive any excess of the Basic Rent over the sums payable by Tenant to Landlord hereunder but such excess shall be credited to the unpaid rental due hereunder, and to the expenses of re-letting and preparing for re-letting as provided herein.
Landlord shall use commercially reasonable efforts to re-let the Premises.

        Section 20.06.          Successive Suits.        Suit or suits
for the recovery ofdamages hereunder, or for any installments of rent, may be brought by Landlord from time to time at its election, and nothing herein contained shall be deemed to require
Landlord to postpone suit until the date when the Term would have expired if it had not been terminated under the provisions of this Lease, or under any provision of law, or had landlord not re-entered into or upon the Premises.

	Section 20.07.		Acceleration.		Anything to the
contrary hereinbefore
notwithstanding, Landlord shall have the option to accelerate all future rentals due and hold Tenant responsible, in advance, for the aggregate damages (as described in this Article XX) to be suffered by Landlord during the remainder of then current Term or renewal term as well as damages covering any renewal term, the option for which shall have been exercised by the Tenant.

	Section 20.08.		Late Fee.
        Landlord, at its option, in addition to any and all remedies available to it, shall have the right to charge legal fees and court costs necessary to collect late rental; as well as a late fee which shall become due and payable when any rental remains unpaid after the third (3) day of the month in which said rent was, due which fee shall be eight (8%) percent per month in the amount of such overdue rent; or in the event that rent is received after the 15th, said fee shall be twelve
(12%) percent per month in the amount of such over due rent.

	Section 20.09.		Waiver of Redemption.		Tenant
hereby waives all rights of redemption to which Tenant or any person claiming under Tenant might be entitled, after an abandonment of the Premises, or after a surrender and acceptance of the Premises and the Tenant's leasehold estate, or after a dispossession of Tenant from the Premises, or after a termination of this Lease, or after a judgement against Tenant in an action in ejectment, or after this issuance of a final order or warrant of dispossess in a summary proceeding, or in any other proceeding or action authorized by any rule of law or statute now or hereafter in force or effect.


                             ARTICLE XXI

BANKRUPTCY

	Section 21.01.		Bankruptcy, Insolvency, etc.
        If at any time after the date of
this Lease (whether prior to the commencement of or during the Term) (a) any proceedings in bankruptcy, insolvency or reorganization shall be instituted against Tenant pursuant to any Federal or State Law now or hereafter enacted, or any receiver or trustee shall be appointed of all or any portion of Tenant's business or property, or any execution or attachment shall issue against Tenant or any of Tenant's business or property or against the leasehold estate created hereby and any


- 16 -
of such proceedings process or appointment be not discharged and dismissed within thirty (30) days from the date of such filing, appointment or issuance; or (b) Tenant shall be adjudged a bankrupt or insolvent, or Tenant shall file a voluntary petition in bankruptcy or petitions for (or enters into) an arrangement or for reorganization, composition or any other arrangement with Tenant's creditors under any Federal or State
Law now or hereafter enacted, or this Lease or the estate of Tenant herein shall pass to or dissolve upon, by operation of law or otherwise, anyone other than Tenant (except as herein provided), the occurrence of any one of such contingencies shall be deemed to constitute and shall be construed as a repudiation by Tenant of Tenant's obligations hereunder and shall cause this Lease ipso facto to be canceled and terminated, without thereby releasing Tenant; and upon such termination Landlord shall have the immediate right to re-enter the Premises and to remove all persons and property therefrom and this Lease shall not be treated as an asset of Tenant's estate and neither Tenant nor anyone claiming by, through or under Tenant by virtue of any law or any order of any Court shall be entitled to the possession of the Premises or to remain in the possession thereof. Upon the termination of this Lease, as fore said, Landlord shall have the right to retain as partial damages, and not as a penalty, any prepaid rents as partial damages, and not as a penalty, any prepaid rents deposited by Tenant hereunder, and Landlord shall also be entitled to exercise such rights and remedies to recover from Tenant as damages such amounts as are specified in Article XX hereof. As used in this Article XXI, the term "Tenant" shall be deemed to include Tenant and its successors and assigns and the guarantor(s), if any, of Tenant's obligations under this Lease.

                            ARTICLE XXIII

UTILITIES AND SERVICES

	Section 22.01.		Utilities and Services.		Except as
may other wise be provided
in this Lease, Tenant shall undertake and be responsible to place in its name all utilities for the Premises and agrees to place in its name all utilities for the Premises and agrees to pay, on or before the due date, all charges for same directly to the respective utility companies.
Such utilities include water, sewer,
electricity, heat, power, telephone, A.D.T. Protective Services
(or similar service by another company) or other communication service or other utility or service issued by, or rendered or supplied to Tenant at the Premises (or at the building of which the Premises forms a part) throughout the Term. Landlord may, at its option, furnish to Tenant or to any other portion of the building of which the Premises are a part of any one or more utilities, services (including elevator), or repairs
(which services, or repairs shall be chosen at the sole discretion of Landlord) and Tenant shall pay the cost of said utilities, services, or repairs within ten
(10) days after Landlord's demand therefore. Failure to make said payment within said ten-day period is defined as a material default on the part of the Tenant. In no event shall Landlord incur any liability to Tenant or any other person by reason of any interruption of or delay in furnishing any utility service to the Premises. If Tenant fails to make any payment as herein provided, Landlord may, without further notice, terminate such utility service. Tenant will thereafter be liable for all costs in connection with the termination and reinstallation or reestablishment of services.

        Section 22.02.          Electric Current.   Tenants use of
electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in the Landlord's reasonable judgment, will overload such installations.

                                 ARTICLE XXIII

ACCESS TO PREMISES

        Section 23.01.          Landlords Right of Access.
	Tenant shall permit Landlord
or its agents to enter the Premises at any time for the purpose of inspecting or showing the Premises, on reasonable notice. Tenant may in no way interfere with the Landlord's right to inspect. Tenant shall, upon its being given notice of Landlord's desire or intent to see the Premises and/or within one year prior to the expiration of the Term or any renewal term, permit the usual; notice of "To Let", "For Rent" and "For Sale" to be placed at reasonable locations on the Premises and to remain thereon, without hindrance or molestation. Landlord shall also have the right, but not the obligation, to enter the Premises at reasonable times to run utility, plumbing or sewer lines, conduits, ducts and the like, over, under or through the Premises, and to make repairs. Landlord shall at all times have a right to maintain keys to the Premises, and Tenant shall provide to Landlord copies of keys to all outside door locks at the Premises.

                                  ARTICLE XXIV

SIGNS

	Section 24.01.		Erection of Signs.		Tenant shall
have the right, with
the prior written consent of Landlord, to erect signs for advertising purposes in connection with its business at the Premises. All signs shall comply with applicable governmental rules and regulations, and Tenant shall remove such signs at the expiration of the Term or sooner termination of this: ease, as the case may be, and restore the area to original condition.

        Section 24.02.          Repair of Damage.       Tenant shall be
reasonable for any damage caused to the Premises by the erection or maintenance on the Premises of said signs, and any damage so caused shall be repaired forthwith at Tenant's sole cost and expense. In the event any sign erected by Tenant is removed during the Term or st the expiration or earlier termination thereof, Tenant shall, at its sole cost and expense, repair any damage whatsoever caused by the removal.

                                   ARTICLE XXV

SECURITY DEPOSIT

	Section 25.01.		Security Deposit.		Prior to or
concurrent with the signing of this lease Tenant shall present an Irrevocable Letter of Credit in a for acceptable to Landlord in the amount of Thirty Three Thousand ($33,000.00) Dollars to
Landlord as security for the faithful performance of all of the covenants, conditions and agreements of this Lease. All charges for the issuance and collection of the Letter of Credit shall be to the account of the Applicant. Said Letter of Credit shall be payable to Landlord on presentation at the New York City Office of the issuing bank. Should the L:Letter of Credit be for a period of less than the full term of this lease plus 60 days, it shall be renewed or replaced by presentation of the renewal or replacement document to Landlord at his address in accordance with paragraph 2 of this lease not less than thirty (30) days prior to its expiration. The renewal or replacement document shall also be in a form acceptable to Landlord and should it terminate at a date earlier than 60 days after

- 18 -
expiration of this lease, including any renewal period at which Tenant exercises an option, it shall likewise be renewed or replaced.

	Should Landlord present the Letter of Credit because of failure of Tenant to timely renew or replace in a form acceptable to Landlord, or because of Tenant's failure to faithfully perform all of the covenants, conditions and agreements of this Lease, such monies received shall be placed by Landlord in an interest earning account or fund with interest to be retained by Landlord as additional security.

	In no event shall the Landlord be obligated to apply the same on rents, additional rents, or other charges in arrears or on damages for Tenant's failure to perform the said covenants, conditions and agreements; the Landlord may so apply the security at its option; and the Landlord's right to the possession of the premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds security. The said sum including any earned interest if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions and agreements of this Lease is to be returned to the Tenant when this Lease is terminated, according to these terms, and in no event is the said security to be returned until the Tenant has vacated the premises and delivered possession to the Landlord.

	In no event that the Landlord repossesses itself of the said premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants , conditions and agreements of this Lease, the Landlord may apply the said security on all damages suffered to the date of said repossession and may retain the said security to apply on such damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The Landlord shall not be obligated to keep the said security as a separate fund, but may mix the said security with its own funds.

	The security deposited under this Lease shall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord, nor shall any security ever by used by Tenant to pay rent, additional rent or other charges.

                               ARTICLE XXVI
PREMISES AS-IS

        Section 26.01.          As-Is.
        Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Premises or the building of which the Premises are part, the land upon which such building is erected or the Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as herein expressly set forth, sand no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. Tenant has inspected the building and the Premises and is thoroughly acquainted with their condition, and agrees to take the same "as is" and acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken.


- 19 -
                              ARTICLE XXVIII

ATTORNMENT

	Section 28.01.		Attornment.
        Tenant agrees that in the event of a sale, transfer or assignment, or sale and leaseback, or Landlord's interest in the real property of which the premises are part, or any part thereof, including the Premises, or in the event any proceedings are brought for the foreclosure of or for the exercise of any power of sale under any mortgage constituting a lien upon such real property or any part thereof, including the Premises, to attorn to and to recognize such transferee, purchaser, or mortgagee, as Landlord under this Lease or, in the case of a sale-leaseback, to continue to recognize Landlord as its lessor under this Lease. The foregoing provision of this Section shall be self-operative and no further instrument shall be required to give effect to said provisions. Tenant, however, agrees, at the request of the party to which it has attorned, to execute, acknowledge and deliver without charge, from time to time, instruments acknowledging such attornment, and to execute such other documents, including estoppel certificates and certified financial statements, as may reasonably be requested by such party.

                                 ARTICLE XXXI


END OF TERM

	Section 31.01.		Conditions of Premises.
        Tenant shall, on the last day
of the term or renewal, as the case may be, or upon the earlier termination of the Lease, peaceably and quietly surrender and deliver up to Landlord the Premises broom-clean (including but not being limited to the floor, walls, ducts, exposed piping, and ceiling), with the Premises and all equipment in or appurtenant thereto, in as good condition and repair as when delivered to Tenant, reasonable wear and tear expected.

                                ARTICLE XXXII

GENERAL PROVISIONS

	Section 32.01.		Notices of Sale, etc.
        (a) The Tenant agrees that on and after twelve (12) months nest preceding the expiration of the Term hereby granted the Landlord and/or its agents shall have the right to place notices on the front of the Premises or any part thereof, offering the demised premises "To Let" or "For Sale", which signs shall not be unsightly, and the Tenant hereby agrees to permit the same to remain thereof without hindrance or molestation. It is understood and agreed that on or after twelve (12) months next preceding the expiration of the term hereby granted, the Landlord and/or its agents shall have the right to show or examine the Premises during normal business hours upon reasonable notice.

		(b)	At any time during the Term of this Lease Landlord
and/or its agents shall
have the right to show or examine the Premises for purposes of sale or mortgage. Said right shall be exercised during normal business hours upon reasonable notice.
The Landlord's rights to show or
examine the Premises shall be exercised without unreasonably interfering with or interrupting Tenant's business.

                                 - 20 -
	Section 32.02.		No Waste.		Tenant covenants not
to do or suffer any waste or damage, or injury to the Premises or to the fixtures and equipment therein.

        Section 32.03.          Landlord's Liability.
If Landlord shall breach any of the provisions hereof, Landlord's liability shall in no event exceed Landlord's interest in the Premises as of the date of Landlord's breach; and Tenant expressly agrees that any judgement or award which it may obtain against Landlord shall be recoverable and satisfied solely out of the right, title and interest of Landlord in and to the Premises and that Tenant shall have not rights against the partners, general and limited, of Landlord or rights of lien or levy against any other property of Landlord (or of any person or entity comprising Landlord), nor shall any other property or assets of Landlord be subject to levy, execution or other enforcement proceedings for the collection of any such sums or satisfaction of any such judgement or award.

	Section 32.04.		Partial Invalidity.
       If any term or provisions of this Lease or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

	Section 32.05.		No Waiver.		One or more waivers
by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition. The failure of the Landlord to bill (either in a timely manner or at all) for any rental or additional rental item cal;ed for under this Lease Agreement shall not constitute, or be interpreted as, a waiver of Landlord's right to collect same. The receipt of rent by the Landlord's, with knowledge of any breach of this Lease by Tenant of any default by Tenant in the observance or performance of any of the conditions for covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. Neither the acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the Term shall be deemed to be an acceptance of an surrender of the Premises, excepting only an agreement, in writing, signed by the Landlord accepting or agreeing to accept such a surrender.

        Section 32.06.          Number and Gender.      Wherever herein
the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

	Section 32.07.		Successors and Assigns.		The terms,
covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

	Section 32.08.		Article and Marginal Headings.	The
article and marginal headings herein are intended for convenience in finding the subject matters, and are not to be used in determining the intent of the parties of this Lease.

        Section 32.09.          Entire Agreement.      This instrument
contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained or referred to in this instrument shall have any force or effect. This Lease

- 21 -
shall not be modified in any way or terminated by mutual agreement except by a writing executed by both parties.

	Section 32.10.		Obligations also Covenants.
	Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

	Section 32.11.		Cost of Performing Obligations.
	Unless otherwise specified, the respective obligations of the parties to keep, perform and observe any terms, covenants or conditions of this Lease shall be at the sole cost and expense of the party so obligated. If Tenant request Landlord to perform any act for the sole business purposes of Tenant, and if Landlord agrees to perform said act, Tenant agrees to pay to or on behalf of Landlord any expense, including attorney's fees, associates with said act on the part of Landlord.

	Section 32.12.		Remedies Cumulative.		The
specified remedies to which the Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or Tenant may be lawfully entitled in case of any breach or threatened breach of any provision of this Lease.

        Section 32.13.          Holding Over.      If Tenant holds over
after the expiration or earlier termination of this Lease, and if Tenant is not otherwise in default hereunder, such holding over shall not be deemed to create an extension of the Term, but such occupancy shall be deemed to create a month-to-month tenancy at twice the rental rate, and on the same terms and conditions (except as the same may be then inapplicable) as are in effect on the date of said expiration or earlier termination.

	Section 32.14.		Force Majeure.	The period of time during
which either party hereto is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, labor difficulties, strikes, lock-outs, civil commotion, acts of God or of the public enemy, governmental prohibitions or preemptions, embargoes, inability to obtain materials or labor by reason of governmental regulations or prohibitions, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for fault under this Lease as the result thereof. The provisions of this Section shall not apply to or in any manner extend or defer the time for any obligations to make payment of monies required of either party hereunder.

	Section 32.15.		Vacancy or Abandonment.		In the
event that the Premises shall become vacant as the result of being vacated or abandoned by Tenant during the term, Landlord may re-enter the same, either by peaceable reentry or otherwise, without being liable to prosection therefor, and re-let the Premises as agent to Tenant and receive the rent therefor and apply the same first to payment of such expenses as Landlord may be put to in re-entering, and then to payment of rent due under this Lease.
In addition, such vacancy or abandonment shall constitute a default under Section 20.01 entitling Landlord to the exercise of all remedies specified in such Section or otherwise allowed by law. The foregoing rights shall not be available to Landlord in the event of vacancy or abandonment by Tenant provided that Tenant is not otherwise in default hereunder and maintains an on-site security guard at the Premises during all normal business hours. In the event that Landlord shall have obtained a judgment for possession rendered by a court of competent jurisdiction, Landlord may re-enter the premises without the necessity of obtaining a Warrant for Removal.

- 22 -
        Section 32.16. Governing Law. The interpretation and validity of this Lease shall be governed by the substantive law of New Jersey.

	Section 32.17.		Brokerage.		Landlord and Tenant
represent they have dealt with no real estate broker in connection with this Lease.

	Section 32.18.		Floor Loads.		Tenant shall not
place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance.

	Section 32.19.		Waiver of Jury Trial.		It is
mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trail by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

	Section 32.20.		No Option.		For the convenience
of Tenant, this Lease may be submitted to Tenant prior to its execution by or on behalf of Landlord, but such submission shall not constitute an offer or an option and this Lease shall have been signed and delivered on behalf of Landlord.

	Section 32.21.		Modification of Lease Term.
        Tenant shall enter into any reasonable modification of the term of this Lease requested by any bona fide institutional lender of Landlord to facilitate mortgaging, provided that such modification shall not alter Basic Rent, additional rent or Term hereof, nor shall it materially increase Tenant's duties or materially decrease Tenant rights hereunder. Not in limitation of the foregoing, it is agreed that if requested by an mortgagee, Tenant shall enter into an agreement with Landlord or such mortgagee, as requested to the effect that this Lease shall not be modified or surrendered, nor rent prepaid, without the consent of such mortgagee.

	Section 32.22.		Rules and Regulations.	Landlord may,
from time to time, promulgate reasonable rules and regulations for the health and safety and welfare of all the tenants of the lands and premises of which the Premises are part, including but not limited to use of any common areas and facilities, and Tenant agrees that such rules and regulations shall, upon notice to Tenant, automatically be incorporated herein as if fully set forth.

	Section 32.23.		Restrictions on Tenant.

	a.	Trash.		Tenant shall store and dispose of all
trash and garbage in suitable
containers and locate same as Landlord designates from time to time. Tenant shall not burn any paper.
Trash or garbage in or about the Premises.

	b.	Tenant to Perform it Obligations Under this Lease.
	The Tenant shall keep
the Premises in a clean and sanitary condition free from vermin and escaping offensive odors.

- 23 -
	c.	Plumbing Facilities.		Tenant shall not use or
permit others to use any plumbing facilities in the Premises for any purpose other than that for which they were constructed or to dispose of any damaging or injurious substance or any grease or garbage therein.

	d.	Obstruction.		Tenant shall not obstruct, or
permit others to obstruct, any entrances to the building for the halls and stairs or loading facilities thereof. Landlord may prohibit congregation by employees in hallways and other common areas.

	e.	Storage.	Tenant is prohibited from storing any
materials, equipment, parts, pallets or nay other items used in its business outside the Premises.

	Section 32.24.		Quiet Enjoyment.	Upon the payment of
the Basic Rent and all additional rents and sums herein reserved and due and upon the due performance of all the terms, covenants and conditions herein contained on Tenant's part to be kept and performed, Tenant shall and may at all times during the Term peaceably and quietly enjoy the Premises, subject to the Terms of this Lease.

                                ARTICLE XXXIII

DEFINITIONS

        Section 33.01.   Re-Enter and Re-Entry.   The term
re-enter and re-entry as issued in this Lease are not restricted to their technical, legal meaning.

        Section 33.02.          "Landlord".             The term "Landlord"
as used in this Lease
means only the holder, for the time being, of Landlord's interest under this Lease so that in the event of any transfer of title to the Premises, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder accruing after such transfer, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of Landlord hereunder arising during the period it is the holder of landlord's interest hereunder.

        Section 33.03.          "Lease Interest Rate".          The term
"Lease Interest Rate", as
used in this Lease, shall mean interest at the then current
"prime" plus four (4%) percent rate of interest published by the Wall Street Journal.

        Section 33.04.          "Additional Rent".              All costs and
charges of whatever
nature to be paid by Tenant under this Lease, whether to be made to Landlord or to any other party, shall be deemed additional rent, whether or not expressly so stated elsewhere in the Lease.

                                  ARTICLE XXXIV

PARKING

	Section 34.01.		Parking.		Tenant shall have the
exclusive privilege to
use all parking areas of the property for the parking of Tenant's motor vehicles as may be made available from time to time by Landlord.

- 24 -
                                  ARTICLE XXXV

SUBMISSION NOT BINDING

	Section 35.01.		Submission Not Binding.		Submission
by the Landlord
of the within Lease for execution by the Tenant shall confer no rights nor impose any obligations on either party, unless and until both the Landlord and Tenant shall have executed this Lease and duplicated originals thereof shall have been delivered to the respective parties.

                                  ARTICLE XXXVII

COMPLIANCE WITH LAWS GENERALLY

	Section 37.01.		Compliance With Laws.		Tenant
shall, at Tenant's sole
expenses, promptly execute and comply with all requirements of all laws, orders, Federal, State, county and municipal authorities and any board of fire underwriters or similar organization having jurisdiction over the Premises, (now or hereinafter enacted) concerning the Premises and/or the use and occupancy thereof, including but not limited to all requirements of the Occupational Safety and Health Administration and Tenant shall not make any claim against Landlord for any expense or damages resulting from such execution and compliance (subject to the obligations of Landlord set forth in Section 14.01 above and provided further Landlord, and not Tenant, shall be responsible to install or pay for any capital improvements to the Premises required to be installed in connection with any change in law or regulation, unless arising out of Tenant's particular use of the Premises, and Tenant shall reimburse Landlord, as Additional Rent, for Tenant's percentage share of the cost of such capital improvement, based upon a fraction the numerator of which is the remaining years of the Term of this Lease and the denominator of which is the useful life of such capital improvement). Tenant shall also comply with the Environmental
Cleanup Responsibility Act, P.L. 1983, Chapter 330, and the
Industrial Site Recovery Act, P.L. 1993,
C.139 (collectively "ISRA" ) and shall do all things and execute all documents necessary for said compliance including, but not limited to, the submission to the New Jersey Department of environmental
Protection of all necessary documentation upon the termination of this Lease, the termination of the use set forth in Section 14.01 hereof or the conveyance of title to the Premises.

                              ARTICLE XXXVIII

LANDSCAPING

	Section 38.01.		Landscaping.
        Tenant agrees that it shall coordinate and maintain the outside landscaping for the entire building.

                                ARTICLE XXXIX

ENVIRONMENTAL COMPLIANCE

	Section 39.01.		Environmental Compliance.
        If Tenant receives any notice
of the happening of any event involving the use, spill, discharge or cleanup of any hazardous or toxic substances or waste, or any oil or pesticide on or about the Premises or into the sewer, septic system or waste treatment system servicing the Premises (any such event is hereinafter referred to

- 25 -
as a Hazardous Substance) or of any complaint, order, citation, or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting the Tenant
(an Environmental Complaint) from any person, entity, including the DEP and the U.S. EPA, then the Tenant shall give immediate written notice of same to the Landlord, detailing all relevant fact and circumstances.

	Section 39.02.		Without limitation of the foregoing,
Landlord shall have the right,
but not the obligation, to exercise any of its rights as provided in Article XX of this Lease or to enter onto the Premises or to take such actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact or otherwise deal with any Hazardous
Discharge or Environmental Complaint upon its receipt of any notice from any person or entity, including without limitation of a Hazardous Discharge or an Environmental Complaint on or pertaining to the demised premises. All cost and expenses incurred by Landlord in the exercise of any such rights shall be deemed to be additional rent hereunder and shall be payable by the Tenant to the Landlord upon demand.

	Section 39.03.		The occurrence of any of the following
events shall constitute an event of default under this Lease (in addition to, and not in limitation of, the events of default set forth in
Article XX herein):

	a)	If Landlord receives it first notice of a Hazardous
Discharge or an Environmental
Complaint, of which Tenant had knowledge, or should reasonably have knowledge, on or pertaining to the demised premises other than from Tenant, and Landlord does not receive a notice (which may be given in any oral or written from. Provided same is followed with all due dispatch by written notice given by certified mail, return receipt requested) of such Hazardous Discharge or Environmental Complaint form
Tenant within twenty four (24) hours of the time Landlord first receives said notice other than from the Tenant; or

	b)	If the DEP, EPA or any other state or federal agency
asserts a claim against Tenant,
the Premises or Landlord for damages or cleanup costs related to a Hazardous Discharge or an
Environment Complaint on or pertaining to the demised Premises provided, however, such claim shall not constitute a default if, within thirty (30) days of notice to Tenant (or such shorter period for response required by law or regulation) of the occurrence giving rise to the claim:

                (i) Tenant can prove to Landlord's reasonable satisfaction that Tenant has commenced and is diligently pursuing either (x) cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure of correction to completion, or (y) proceedings for an injunction, a restraining order or other appropriate emergent relief preventing such agency or agencies from asserting such claim, which relief is granted within ten (10) days of the occurrence giving rise to the claim and the emergent relief is not thereafter dissolved or reserved on appeal; and

		(ii)	In either of the foregoing events, Tenant has
posted a bond, letter of credit
or other security satisfaction in form, substance and amount to the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim.

- 26 -
        Section 39.04. In the event that evidence of Tenants ISRA compliance (limited solely to Tenant's business operation at the Premises) is not delivered to Landlord prior to surrender of the leased Premises by Tenant to Landlord, it is understood and agreed that Tenant shall be liable to pay basic rent and additional rent to the Landlord from the date of such surrender until such time as evidence of such compliance with ISRA has been delivered to Landlord unless the delay results solely from Hazardous
Substances whose existence predates the Commencement Date thereof; together with any costs and expenses incurred by Landlord in enforcing Tenant's obligation under this Article, if Landlord is not able to rent the leased premises based on the failure to Tenant to complete ISRA compliance prior to this surrender of the Lease, unless the DEP provides its approval for the Landlord to rent the Premises.
Landlord shall use his best efforts to rent the Premises upon the surrender of the Lease by Tenant. The within covenant shall survive the expiration or earlier termination of this Lease.

        Section 39.05.          a)      If Tenant's operations on the
Premises now or hereafter
constitute an "Industrial Establishment" subject to the requirements of ISRA, then prior to the expiration or sooner termination of this Lease and upon any and every condemnation, casualty, assignment or sublease (if permitted), change in ownership or control of Tenant or any other closure or transfer by Landlord or Tenant covered by ISRA pertaining to an Industrial Establishment closing or transferring operations, at its sole cost and expense, to the satisfaction of the DEP and Landlord. Without limitations of the foregoing, Tenant's obligation shall include (I) the proper filing of the initial notice to the DEP required by N.J.A. C. 7:1-3,7, (ii) the performance to DEP's and Landlord satisfaction of all air, soil , ground water and surface water sampling and testing required by N.J.A.C. 7:1-3.9 and (iii) either (x) the filing of a negative declaration with DEP under N.J.A.C. 7:1-
3.11 which has been approved by DEP or
(y) the performance of a proper and approved cleanup plan to the full satisfaction of DEP and Landlord in accordance with N.J.A.C. 7:1-3.12 (the foregoing shall include any other or subsequent regulations under ISRA covering the foregoing request). Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, order, findings, declarations and other materials pertinent to Tenant's compliance and DEP's requirements under ISRA, as any of same are issued or received by Tenant from time to time. Tenant shall not be responsible for any cost of compliance with ISRA or any other
Environmental conditions that pre-exist Tenant's occupancy or which entirely migrate from off-site during Tenant's occupancy.

                b) In the event that ISRA does not apply to Tenant's operations on the Premises, at Landlord's option, request and expense, Tenant shall cooperate with Landlord's compliance with ISRA, and, in the event that said compliance discloses the occurrence of a Hazardous Discharge by Tenant, Tenant shall promptly cleanup and remove said Hazardous Discharge at Tenant's sole cost and expense.

        Section 39.06.    In the event of Tenant's failure to
comply in full with this Article, Landlord may, at its option, perform any or all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord I exercise of this right shall be deemed to be additional rent payable on demand.

- 27 -
                                ARTICLE XXXX

LANDLORD'S ENVIRONMENTAL REPRESENTATION AND INDEMNITY

        Section 40.01.          Landlord's Environmental Representation
and Indemnity.
Landlord does hereby indemnify Tenant and hold Tenant harmless from and against any and all expense, loss and liability suffered by Tenant by reason of the pre-existing storage, generation, handling, treatment, transportation, disposal or arrangement for transportation or disposal of any Hazardous Substances occurring on or before the Commencement Date under this Lease.
Provided such condition does not pose
an eminent threat to persons or property or materially interfere with Tenant's use and enjoyment of the Premises, Landlord shall have exclusive control over the inspection and remediation of such condition to the Premises to the extent it is the subject of the indemnity hereinabove set forth. So long as Landlord promptly commences and diligently pursues such investigation and remediation, Tenant shall refrain from incurring any costs or taking any action relative thereto. The
Landlord's obligations under this Section
40.01 are expressly limited by the provisions of Section 32.03 of this Lease.

	In WITNESS WHEREOF, the parties heretofore set their hands and seals on the date first above written.



                                    LANDLORD:

WITNESS                             NINTH AVENUE EQUITIES CO.,INC



s/Theresa Brown                     BY:   s/ Peter Wunsch
                                    Name:
                                    Title: Treas

                                    TENANT:

WITNESS                             VERTEX INDUSTRIES, INC.


s/Thomas J. Tully                   BY:s/Ronald C. Byer
                                    Name:
                                    Title: Pres.


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